Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-267654) pertaining to the New 2022 Share Incentive Plan of NaaS Technology Inc. of our report dated May 1, 2023, with respect to the consolidated financial statements of NaaS Technology Inc. in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

May 1, 2023